EXHIBIT A

IDENTIFICATION OF SUBSIDIARY(IES)

ITEM 7.	Identification and Classification of the Subsidiary Which Acquired the
        Security Being Reported on by the Parent Holding Company:

        Mercantile Trust Company, N.A.    BK